Exhibit 99.1

News

For Immediate Release

CNO Financial Group Reports Second Quarter 2020 Results
Solid second quarter with earnings per share up 138%; capital and liquidity remain strong

Carmel, Ind., August 4, 2020 - CNO Financial Group, Inc. (NYSE: CNO) today announced that for the quarter ending June 30, 2020, net income was $82.0 million, or $0.57 per diluted share compared to net income of $37.6 million, or $0.24 per diluted share in 2Q19. Net operating income (1) in 2Q20 was $79.4 million, or $0.55 per diluted share, compared to $76.4 million, or $0.48 per diluted share in 2Q19.
"I am very pleased with the solid second quarter results we delivered in the face of a highly challenging environment," said Gary C. Bhojwani, chief executive officer. "We experienced improving sales trends across the enterprise and finished the quarter with robust levels of capital and liquidity. The resiliency of our business model continues to enable CNO to navigate the COVID-19 pandemic from a position of strength."
"CNO remains well positioned as we enter the second half of this unprecedented year. During these difficult times, our middle-income consumers need the financial guidance and protection products we offer more than ever. I am very proud of the unwavering hard work and commitment of our associates and agents as they continue to pull together to support our customers and communities."

Highlights

•	Net income of $82.0 million up 118% from 2Q19

•	Operating (1) EPS increased 15% from 2Q19 to $0.55

•	Insurance product margin up 28% from 2Q19

•	Direct-to-consumer sales up 52% from 2Q19, to a record $29.7 million

•	Continued strong cash flow generation, reflecting 114% net operating income conversion

•	Returned $47.4 million to shareholders in the form of share repurchases ($30.0 million) and dividends ($17.4 million); reduced weighted average share count by 10% since 2Q19

•	Generated return on equity (ROE) of 8.7%; operating ROE, as adjusted (6), of 11.4%

•	Operating (1) EPS and insurance product margin positively impacted by significant items summarized in note (7)

FINANCIAL SUMMARY
Quarter End
(Amounts in millions, except per share data)
(Unaudited)

Net operating income, a non-GAAP(a) financial measure, is used consistently by CNO’s management to evaluate the operating performance of the Company and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as realized investment gains (losses), changes in fair values of embedded derivatives, equity securities and the liability for a deferred compensation plan, and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

	Per diluted share
	Quarter ended			Quarter ended
	June 30,			June 30,
	2020	2019	% change	2020	2019	% change

Income from insurance products (b)	$0.88	$0.40	120	$127.3	$63.9	99
Fee income	0.04	0.03	33	5.2	4.4	18
Investment income not allocated to product lines (c)	0.06	0.30	(80)	8.2	48.3	(83)
Expenses not allocated to product lines	(0.27)	(0.12)	(125)	(38.5)	(19.9)	(93)
Operating earnings before taxes	0.71	0.61		102.2	96.7
Income tax expense on operating income	(0.16)	(0.13)	(23)	(22.8)	(20.3)	(12)
Net operating income (1)	0.55	0.48	15	79.4	76.4	4
Net realized investment gains (losses) from sales, impairments and change in allowance for credit losses (net of related amortization)	0.09	(0.01)		12.3	(1.7)
Net change in market value of investments recognized in earnings	0.21	0.04		31.2	6.8
Fair value changes in embedded derivative liabilities (net of related amortization)	(0.19)	(0.22)		(27.1)	(35.9)
Loss on extinguishment of debt	—	(0.04)		—	(7.3)
Other	(0.09)	(0.07)		(13.2)	(10.9)
Non-operating income (loss) before taxes	0.02	(0.30)		3.2	(49.0)
Income tax expense (benefit) on non-operating income (loss)	—	(0.06)		0.6	(10.2)
Net non-operating income (loss)	0.02	(0.24)		2.6	(38.8)
Net income	$0.57	$0.24		$82.0	$37.6

Weighted average diluted shares outstanding	143.9	159.7

(a)	GAAP is defined as accounting principles generally accepted in the United States of America.

(b)
Income from insurance products is the sum of the insurance margins of the annuity, health, life and long-term care segments, less allocated insurance administrative expenses. It excludes the fee income segment, excess investment income, parent company expenses and income taxes. Insurance margin is management’s measure of the profitability of its annuity, health, life and long-term care segments’ performance and consists of premiums plus allocated investment income less insurance policy benefits, interest credited, commissions, advertising expense and amortization of acquisition costs.

(c)
Investment income not allocated to product lines is defined as net investment income less: (i) equity returns credited to policyholder account balances; (ii) the investment income allocated to our product lines; (iii) interest expense on notes payable and investment borrowings; and (iv) certain expenses related to benefit plans that are offset by special-purpose investment income.

FINANCIAL SUMMARY (continued)
Management vs. GAAP Measures
(Dollars in millions, except per share data)
(Unaudited)

Shareholders’ equity, excluding accumulated other comprehensive income, and book value per share, excluding accumulated other comprehensive income, are non-GAAP measures that are utilized by management to view the business without the effect of accumulated other comprehensive income which is primarily attributable to fluctuations in interest rates associated with fixed maturities, available for sale. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can be more easily identified without the fluctuations.
______________________________________________________________________________________________________

	Quarter ended
	June 30,
	2020	2019

Trailing twelve months return on equity (a)	8.7%	(10.9)%
Trailing twelve months operating return, excluding significant items, on equity, excluding accumulated other comprehensive income and net operating loss carryforwards (a non-GAAP financial measure) (6)	10.5%	10.9%

Shareholders’ equity	$4,731.2	$4,252.2
Accumulated other comprehensive income	(1,520.2)	(1,098.2)

Shareholders’ equity, excluding accumulated other comprehensive income	3,211.0	3,154.0
Net operating loss carryforwards	(426.8)	(451.1)
Shareholders' equity, excluding accumulated other comprehensive income and net operating loss carryforwards	$2,784.2	$2,702.9

Book value per diluted share	$33.22	$26.97
Accumulated other comprehensive income	(10.67)	(6.97)

Book value per diluted share, excluding accumulated other comprehensive income (a non-GAAP financial measure) (2)	$22.55	$20.00

(a) Calculated using average shareholders’ equity for the measurement period.

CONTINUING INSURANCE OPERATIONS
Comparing 2Q2020 with 2Q2019

Annuity products accounted for 49 percent of the Company’s margin for the quarter.

Annuity premiums collected decreased 29 percent, reflecting pricing discipline and current market conditions, while annuity account values increased 4 percent.

Health products accounted for 32 percent of CNO’s insurance margin for the quarter and 58 percent of insurance policy income.

Life products accounted for 14 percent of the Company’s insurance margin for the quarter and 31 percent of insurance policy income.

Long-term care products accounted for 5 percent of CNO’s insurance margin for the quarter and 11 percent of insurance policy income.

Sales of health products decreased by 55 percent, sales of life products were up 20 percent and sales of long-term care products were down 33 percent.

ANNUITY COLLECTED PREMIUMS
(Dollars in millions)
(Unaudited)

	Quarter ended June 30,
	2020	2019	% change
Annuity collected premiums	$242.7	$341.2	(29)

INSURANCE POLICY INCOME
(Dollars in millions)
(Unaudited)

	Quarter ended June 30,
	2020	2019	% change
Annuity riders	$4.5	$4.2	7
Health	360.1	358.1	1
Life	194.3	189.0	3
Long-term care	66.4	67.0	(1)
Total insurance policy income	$625.3	$618.3	1

SALES MEASURED AS NEW ANNUALIZED PREMIUMS FOR
LIFE AND HEALTH PRODUCTS
(Dollars in millions)
(Unaudited)

	Quarter ended June 30,
	2020	2019	% change
Health	$17.7	$39.4	(55)
Life	47.4	39.4	20
Long-term care	4.3	6.4	(33)
Total new annualized premiums (4)	$69.4	$85.2	(19)

INSURANCE MARGIN
(Amounts in millions, except per share data)
(Unaudited)

Insurance margin is management’s measure of profitability of its annuity, health, life and long-term care segments’ performance and consists of premiums plus allocated investment income less insurance policy benefits, interest credited, commissions, advertising expense and amortization of acquisition costs. Income from insurance products is the sum of the insurance margins of the annuity, health, life and long-term care segments, less allocated insurance administrative expenses. It excludes the fee income segment, excess investment income, parent company expenses and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of our operations. Insurance income, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Financial Summary section above.

	Quarter ended
	June 30, 2020	% of insurance policy income	June 30, 2019	% of insurance policy income	% change
Margin
Annuity interest margin	$123.8		$57.2		116
Life insurance interest margin	11.7		16.6		(30)
Total interest-sensitive margin	135.5		73.8		84
Insurance margin
Health	82.3	23	78.3	22	5
Life (a)	24.4	16	35.1	23	(30)
Long-term care	13.2	20	11.9	18	11
Total other insurance margin	119.9	21	125.3	22	(4)

Total insurance margin	255.4		199.1

Allocated expenses	(128.1)		(135.2)
Income from insurance products	$127.3		$63.9

Per diluted share	$0.88		$0.40
Weighted average diluted shares	143.9		159.7

(a)	Net of $16.2 million and $15.0 million of non-deferred television advertising expense related to our direct distribution channel in the 2020 and 2019 periods, respectively.

Total allocated expenses were $128.1 million, down 5 percent from the year-ago quarter.

ANNUITY RESULTS BY PRODUCT TYPE
(Dollars in millions)
(Unaudited)

Annuity margin
	Quarter ended
	June 30,
	2020	2019
Fixed index annuities	$111.7	$41.5
Fixed interest annuities	0.8	12.5
Other annuities	11.3	3.2
Total	$123.8	$57.2

Annuity collected premiums
	Quarter ended
	June 30,
	2020	2019
Annuity collected premiums	$242.7	$341.2

Average net insurance liabilities (5)
	Quarter ended
	June 30,
	2020	2019
Fixed index annuities	$7,056.3	$6,388.9
Fixed interest annuities	2,088.2	2,337.9
Other annuities	533.5	574.4
Total	$9,678.0	$9,301.2

Margin/average net insurance liabilities (a)
	Quarter ended
	June 30,
	2020	2019
Fixed index annuities	6.33%	2.60%
Fixed interest annuities	0.15%	2.14%
Other annuities	8.47%	2.23%
Total	5.12%	2.46%

(a)	Defined as annualized quarterly annuity margin divided by average net insurance liabilities (5).

HEALTH INSURANCE RESULTS BY PRODUCT TYPE
(Dollars in millions)
(Unaudited)

Health margin
	Quarter ended
	June 30,
	2020		2019
	Amount	% of insurance policy income	Amount	% of insurance policy income	% change
Supplemental health and other health	$40.4	24	$42.4	26	(5)
Medicare supplement	41.9	22	35.9	19	17
Total	$82.3	23	$78.3	22	5

Health insurance policy income
	Quarter ended
	June 30,
	2020	2019	% change
Supplemental health and other health	$169.8	$164.4	3
Medicare supplement	190.3	193.7	(2)
Total	$360.1	$358.1	1

Health NAP (4)
	Quarter ended
	June 30,
	2020	2019	% change
Supplemental health and other health	$8.8	$24.9	(65)
Medicare supplement	8.9	14.5	(39)
Total	$17.7	$39.4	(55)

LIFE INSURANCE RESULTS BY PRODUCT TYPE
(Dollars in millions)
(Unaudited)

Life margin
	Quarter ended
	June 30,
	2020		2019
	Amount	% of insurance policy income	Amount	% of insurance policy income	% change
Life insurance interest margin	$1.0		$1.3		(23)
Life insurance margin:
Traditional life	24.4	16	35.1	23	(30)
Interest sensitive life	10.7	28	15.3	41	(30)
Subtotal	35.1	18	50.4	27	(30)
Total margin	$36.1		$51.7		(30)

Life insurance policy income
	Quarter ended
	June 30,
	2020	2019	% change
Traditional life	$155.6	$151.7	3
Interest sensitive life	38.7	37.3	4
Total	$194.3	$189.0	3

Life NAP (4)
	Quarter ended
	June 30,
	2020	2019	% change
Traditional life	$41.5	$29.8	39
Interest sensitive life	5.9	9.6	(39)
Total	$47.4	$39.4	20

Average net insurance liabilities (5) and interest margin
	Quarter ended
	June 30,
	2020	2019	% change
Interest sensitive life products	$913.5	$860.7	6
Interest margin/average net insurance liabilities (5)	0.44%	0.60%	(27)

LONG-TERM CARE RESULTS
(Dollars in millions)
(Unaudited)

Long-term care margin
	Quarter ended
	June 30,
	2020		2019
	Amount	% of insurance policy income	Amount	% of insurance policy income	% change
Long-term care	$13.2	20	$11.9	18	11

Long-term care insurance policy income
	Quarter ended
	June 30,
	2020	2019	% change
Long-term care	$66.4	$67.0	(1)

Long-term care NAP (4)
	Quarter ended
	June 30,
	2020	2019	% change
Long-term care	$4.3	$6.4	(33)

QUARTERLY AVERAGE PRODUCING AGENTS

	Average Producing Agent Count
	Quarter ended
	June 30,		%
	2020	2019	change
Consumer
Producing agents	4,066	4,602	(12)
Financial representatives	602	595	1
Worksite	225	417	(46)

INVESTMENTS
INVESTMENT INCOME NOT ALLOCATED TO PRODUCT LINES
(Dollars in millions, except per share data)

Management uses investment income not allocated to product lines as the measure to evaluate the performance of the investment segment. It is defined as net investment income less the investment income allocated to our product segments and interest expense on debt. We also view investment income not allocated to product lines per diluted share as an important and useful measure to evaluate performance of the investment segment as it takes into consideration our share repurchase program.

	Quarter ended June 30,
	2020	2019	% change
Net investment income	$318.8	$334.5	(5)
Allocated to product lines:
Annuity	(116.6)	(114.8)	2
Health	(36.1)	(35.8)	1
Life	(34.7)	(34.8)	—
Long-term care	(34.0)	(34.0)	—
Equity returns credited to policyholder account balances	(50.7)	(23.1)	119
Amounts allocated to product lines and credited to policyholder account balances	(272.1)	(242.5)	12
Amount related to variable interest entities and other non-operating items	(9.6)	(16.0)	(40)
Interest expense on corporate debt	(13.6)	(12.6)	8
Interest expense on investment borrowings	(5.8)	(12.3)	(53)
Less amounts credited to deferred compensation plans (offsetting investment income)	(9.5)	(2.8)	239
Total adjustments	(38.5)	$(43.7)
Investment income not allocated to product lines	$8.2	$48.3	(83)

Per share diluted share	$0.06	$0.30

INVESTMENT PORTFOLIO
(Dollars in millions)

The composition of the investment portfolio at June 30, 2020 is as follows:

	$	% of total
Fixed maturities, available for sale, at fair value	$22,167.9	85
Equity securities at fair value	60.5	—
Mortgage loans	1,459.9	6
Policy loans	124.3	—
Trading securities	240.6	1
Investments held by variable interest entities	1,137.4	4
Other invested assets	993.8	4
Total investment portfolio	$26,184.4	100

Fixed maturities, available for sale, at amortized cost by asset class as of June 30, 2020 are as follows:

	Investment grade	Below investment grade		Total
Corporate securities	$10,908.4	$742.8		$11,651.2
United States Treasury securities and obligations of the United States government and agencies	151.3	—		151.3
States and political subdivisions	2,161.5	12.9		2,174.4
Debt securities issued by foreign governments	85.6	—		85.6
Asset-backed securities	1,084.6	87.8		1,172.4
Agency residential mortgage-backed securities	67.8	—		67.8
Non-agency residential mortgage-backed securities	907.9	1,092.4	(a)	2,000.3
Collateralized loan obligations	457.6	—		457.6
Commercial mortgage-backed securities	1,810.8	70.2		1,881.0

Total	$17,635.5	$2,006.1		$19,641.6

____________________

(a)
Certain structured securities rated below investment grade by Nationally Recognized Statistical Rating Organizations may be assigned a NAIC 1 or NAIC 2 designation based on the cost basis of the security relative to estimated recoverable amounts as determined by the National Association of Insurance Commissioners (NAIC).

The fair value of CNO’s available for sale fixed maturity portfolio was $22.2 billion compared with an amortized cost of $19.6 billion. Net unrealized gains were comprised of gross unrealized gains of $2.7 billion and gross unrealized losses of $151 million. The allowance for credit losses was $10.8 million at June 30, 2020.

At amortized cost and fair value, 90 percent and 91 percent of fixed maturities, available for sale, were rated “investment grade”, respectively.

Acquisitions of fixed maturity investments during the quarter totaled $2.2 billion. Comparable information for acquisitions of fixed maturity investments is as follows:

	Fixed maturity acquisitions
	Quarter ended
	June 30,
	2020	2019
Total fixed maturity acquisitions	$2,178.3	$1,644.6
Annual effective yield	3.74	4.19
Average rating	BBB+	A-
Average life (in years)	4.6	7.0

Non-Operating Items
Net realized investment gains in 2Q20 were $12.3 million (net of related amortization) including the favorable change in the allowance for credit losses of $15.9 million which were recorded in earnings. Net realized investment losses in 2Q19 were $1.7 million (net of related amortization). There were no other-than-temporary impairment losses recognized in 2Q19.

During 2Q20 and 2Q19, we recognized an increase in earnings of $31.2 million and $6.8 million, respectively, due to the net change in market value of investments recognized in earnings.

During 2Q20 and 2Q19, we recognized a decrease in earnings of $27.1 million and $35.9 million, respectively, resulting from changes in the estimated fair value of embedded derivative liabilities related to our fixed index annuities, net of related amortization. Such amounts include the impacts of changes in market interest rates used to determine the derivative's estimated fair value.

In 2Q20 and 2Q19, we recognized a decrease in earnings of $13.2 million and $11.6 million, respectively, for the mark-to-market change in the agent deferred compensation plan liability which was impacted by changes in the underlying actuarial assumptions used to value the liability. We recognize the mark-to-market change in the estimated value of this liability through earnings as assumptions change.

The results for 2Q19 include a $7.3 million loss on the extinguishment of debt related to the completion of our previously announced debt refinancing transaction.

Statutory (based on non-GAAP measures) and GAAP Capital Information
Our consolidated statutory risk-based capital ratio was estimated at 405% at June 30, 2020, reflecting estimated 2Q20 statutory operating income of $94 million (and $228 million in the first six months of 2020) and the payment of insurance company dividends to the holding company of $62.5 million during 2Q20 and $130.3 million during the first six months of 2020. Statutory operating income and capital and surplus were favorably impacted by $99 million and $53 million, respectively, related to certain provisions in the Coronavirus Aid, Relief, and Economic Security ("CARES") Act in the first six months of 2020.

During the second quarter of 2020, we repurchased $30.0 million of common stock under our securities repurchase program. We repurchased 2.0 million common shares at an average cost of $15.24 per share. As of June 30, 2020, we had 141.7 million shares outstanding and had authority to repurchase up to an additional $419.3 million of our common stock. During 2Q20, dividends paid on common stock totaled $17.4 million.

Unrestricted cash and investments held by our holding company were $208 million at June 30, 2020, compared to $187 million at December 31, 2019.

Book value per common share was $33.38 at June 30, 2020 compared to $31.58 at December 31, 2019. Book value per diluted share, excluding accumulated other comprehensive income (loss) (2), was $22.55 at June 30, 2020, compared to $22.09 at December 31, 2019.

The debt-to-capital ratio was 17.3 percent and 17.5 percent at June 30, 2020 and December 31, 2019, respectively. Our debt-to-total capital ratio, excluding accumulated other comprehensive income (3) was 23.6 percent at June 30, 2020 compared to 23.0 percent at December 31, 2019.

Return on equity for the trailing four quarters ended June 30, 2020 and 2019, was 8.7% and (10.9)%, respectively. Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income and net operating loss carryforwards (6) for the trailing four quarters ended June 30, 2020 and 2019, was 10.5% and 10.9%, respectively.

In this news release, CNO includes non-GAAP measures to enhance investors’ understanding of management’s view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. CNO’s definitions of non-GAAP measures may differ from other companies’ definitions. More detailed information including various GAAP and non-GAAP measurements are located at CNOinc.com in the Investors section under SEC Filings.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Accordingly, please refer to CNO’s cautionary statement regarding forward-looking statements, and the business environment in which the Company operates, contained in the Company’s Form 10-K for the year ended December 31, 2019 and any subsequent Form 10-Q on file with the Securities and Exchange Commission and on the Company’s website at CNOinc.com in the Investors section.  CNO specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

The Company will host a conference call to discuss results on August 5, 2020 at 10:00 a.m. Eastern Time. During the call, we will be referring to a presentation that will be available at the Investors section of the company's website.

To participate by dial-in, please register at http://www.directeventreg.com/registration/event/1997748. Upon registering, you will be provided with call details and a registrant ID used to track attendance on the conference call. Reminders will also be sent to registered participants via email.

For those investors who prefer to listen to the call online, we will be broadcasting the call live via webcast. The event can be accessed through the Investors section of the company's website: ir.CNOinc.com. Participants should go to the website at least 15 minutes before the event to register and download any necessary audio software.

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Investments:
Fixed maturities, available for sale, at fair value (net of allowance for credit losses of $10.8 at June 30, 2020; amortized cost: June 30, 2020 - $19,641.6; December 31, 2019 - $19,179.5)	$22,167.9	$21,295.2
Equity securities at fair value (cost: June 30, 2020 - $68.5; December 31, 2019 - $44.2)	60.5	44.1
Mortgage loans (net of allowance for credit losses of $11.6 at June 30, 2020)	1,459.9	1,566.1
Policy loans	124.3	124.5
Trading securities	240.6	243.9
Investments held by variable interest entities (net of allowance for credit losses of $27.7 at June 30, 2020; amortized cost: June 30, 2020 - $1,223.7; December 31, 2019 - $1,206.3)	1,137.4	1,188.6
Other invested assets	993.8	1,118.5
Total investments	26,184.4	25,580.9
Cash and cash equivalents - unrestricted	521.1	580.0
Cash and cash equivalents held by variable interest entities	36.8	74.7
Accrued investment income	205.3	205.9
Present value of future profits	263.4	275.4
Deferred acquisition costs	1,120.9	1,215.5
Reinsurance receivables (net of allowance for credit losses of $4.0 at June 30, 2020)	4,712.6	4,785.7
Income tax assets, net	428.8	432.6
Assets held in separate accounts	3.7	4.2
Other assets	502.5	476.0
Total assets	$33,979.5	$33,630.9
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Liabilities for insurance products:
Policyholder account liabilities	$12,171.3	$12,132.3
Future policy benefits	11,767.5	11,498.5
Liability for policy and contract claims	488.6	522.3
Unearned and advanced premiums	243.6	260.5
Liabilities related to separate accounts	3.7	4.2
Other liabilities	788.3	750.2
Investment borrowings	1,643.4	1,644.3
Borrowings related to variable interest entities	1,152.2	1,152.5
Notes payable – direct corporate obligations	989.7	989.1
Total liabilities	29,248.3	28,953.9
Commitments and Contingencies
Shareholders' equity:
Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued and outstanding: June 30, 2020 – 141,718,570; December 31, 2019 – 148,084,178)	1.4	1.5
Additional paid-in capital	2,664.3	2,767.3
Accumulated other comprehensive income	1,520.2	1,372.5
Retained earnings	545.3	535.7
Total shareholders' equity	4,731.2	4,677.0
Total liabilities and shareholders' equity	$33,979.5	$33,630.9

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share data)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues:
Insurance policy income	$625.3	$618.3	$1,254.0	$1,237.6
Net investment income:
General account assets	231.7	284.9	512.0	553.7
Policyholder and other special-purpose portfolios	87.1	49.6	(23.6)	136.6
Realized investment gains (losses):
Net realized investment gains (losses)	27.9	5.3	(32.2)	23.6
Change in allowance for credit losses and other-than-temporary impairment losses (a)	15.9	—	(39.5)	(2.2)
Total realized gains (losses)	43.8	5.3	(71.7)	21.4
Fee revenue and other income	26.3	21.7	60.7	53.5
Total revenues	1,014.2	979.8	1,731.4	2,002.8
Benefits and expenses:
Insurance policy benefits	540.3	610.4	1,031.1	1,233.9
Interest expense	28.4	38.6	61.8	79.6
Amortization	88.5	46.2	138.7	104.4
Loss on extinguishment of debt	—	7.3	—	7.3
Other operating costs and expenses	251.6	229.6	465.4	464.3
Total benefits and expenses	908.8	932.1	1,697.0	1,889.5
Income before income taxes	105.4	47.7	34.4	113.3
Income tax expense (benefit):
Tax expense on period income	23.4	10.1	7.6	23.9
Valuation allowance for deferred tax assets and other tax items	—	—	(34.0)	—
Net income	$82.0	$37.6	$60.8	$89.4
Earnings per common share:
Basic:
Weighted average shares outstanding	143,421,000	158,816,000	144,625,000	159,882,000
Net income	$.57	$.24	$.42	$.56
Diluted:
Weighted average shares outstanding	143,941,000	159,735,000	145,269,000	160,962,000
Net income	$.57	$.24	$.42	$.56

______________

(a)	No portion of the other-than-temporary impairments recognized in the 2019 periods was included in accumulated other comprehensive income.

NOTES

(1)
Management believes that an analysis of Net income applicable to common stock before: (i) net realized investment gains or losses from sales, impairments and the change in allowance for credit losses, net of related amortization and taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) loss on extinguishment of debt, net of taxes; (vi) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes ("Net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net operating income to Net income applicable to common stock is provided in the table on page 2. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investors - SEC Filings" section of CNO's website, CNOinc.com.

(2)
Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. The dilution from convertible securities is calculated assuming the securities were converted on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

(3)
The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

(4)
Measured by new annualized premium for life and health products, which includes 10% of single premium whole life deposits and 100% of all other premiums (excluding annuities). Medicare Advantage sales are not comparable to other sales and are therefore excluded in all periods.

(5)
Net insurance liabilities are equal to total insurance liabilities less: (i) amounts related to reinsured business; (ii) deferred acquisition costs; (iii) present value of future profits; and (iv) the value of unexpired options credited to insurance liabilities.

(6)
The following summarizes the calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows (dollars in millions):

	Trailing twelve months ended
	2Q20	2Q19
Net operating income	$311.5	$289.5

Net operating income, excluding significant items	$285.9	$304.6

Net income (loss)	$380.8	$(412.1)

Average common equity, excluding accumulated other
comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	$2,722.9	$2,782.7

Average common shareholders' equity	$4,372.0	$3,795.5

Operating return on equity, excluding accumulated other
comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	11.4%	10.4%

Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net
operating loss carryforwards (a non-GAAP financial measure)	10.5%	10.9%

Return on equity	8.7%	(10.9)%

The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (loss) (dollars in millions):

					Net operating
				Net operating	income,
				income,	excluding		Net
				excluding	significant		income (loss) -
	Net operating	Significant		significant	items - trailing	Net	trailing
	income	items		items	four quarters	income (loss)	four quarters
3Q18	$87.5	$—		$87.5	$321.8	$(529.8)	$(414.2)
4Q18	59.8	15.1	(a)	74.9	317.3	28.3	(315.0)
1Q19	65.8	—		65.8	310.1	51.8	(347.5)
2Q19	76.4	—		76.4	304.6	37.6	(412.1)
3Q19	69.2	—		69.2	286.3	42.0	159.7
4Q19	78.6	(7.9)	(b)	70.7	282.1	278.0	409.4
1Q20	84.3	—		84.3	300.6	(21.2)	336.4
2Q20	79.4	(17.7)	(c)	61.7	285.9	82.0	380.8

(a) Comprised of: (i) $.9 million of unfavorable adjustments arising from our comprehensive annual actuarial review of assumptions; (ii) $14.4 million unfavorable impact of current market conditions on the value of investments backing our Company-owned life insurance ("COLI") used as a vehicle to fund an agent deferred compensation plan; and (iii) a decrease in tax expense of $.2 million (changes in the value of COLI investments are not subject to income taxes).

(b) Comprised of: (i) $10.0 million of unfavorable adjustments arising from our comprehensive annual actuarial review of assumptions; (ii) $20.0 million of the net favorable impact from legal and regulatory matters; and (iii) an increase in tax expense of $2.1 million.

(c) Comprised of: (i) $45.9 million of net favorable adjustments arising from our review of actuarial assumptions; (ii) $23.5 million unfavorable impact related to regulatory matters; and (iii) an increase in tax expense of $4.7 million.

A reconciliation of pretax operating earnings (a non-GAAP financial measure) to net income (loss) is as follows (dollars in millions):

	Twelve months ended
	2Q20	2Q19
Pretax operating earnings (a non-GAAP financial measure)	$395.9	$362.3
Income tax expense	(84.4)	(72.8)
Net operating income	311.5	289.5
Non-operating items:
Net realized investment gains (losses) from sales and impairments, net of related amortization	(46.9)	24.1
Net change in market value of investments recognized in earnings	(15.1)	(9.4)
Fair value changes in embedded derivative liabilities, net of related amortization	(109.7)	(43.4)
Fair value changes related to the agent deferred compensation plan	(16.7)	(16.0)
Loss on reinsurance transaction	—	(704.2)
Loss on extinguishment of debt	—	(7.3)
Other	(12.2)	4.5
Non-operating loss before taxes	(200.6)	(751.7)
Income tax expense (benefit):
On non-operating loss	(42.2)	(157.9)
Valuation allowance for deferred tax assets and other tax items	(227.7)	107.8
Net non-operating income (loss)	69.3	(701.6)
Net income (loss)	$380.8	$(412.1)

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	1Q18	2Q18	3Q18	4Q18
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,318.7	$3,366.0	$2,705.8	$2,687.3
Net operating loss carryforwards	404.2	388.7	510.6	505.9
Accumulated other comprehensive income	894.3	700.2	403.5	177.7
Common shareholders' equity	$4,617.2	$4,454.9	$3,619.9	$3,370.9

	1Q19	2Q19	3Q19	4Q19
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$2,703.4	$2,702.9	$2,685.0	$2,761.9
Net operating loss carryforwards	479.6	451.1	425.4	542.6
Accumulated other comprehensive income	654.9	1,098.2	1,442.9	1,372.5
Common shareholders' equity	$3,837.9	$4,252.2	$4,553.3	$4,677.0

	1Q20	2Q20
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$2,701.2	$2,784.2
Net operating loss carryforwards	469.4	426.8
Accumulated other comprehensive income	595.2	1,520.2
Common shareholders' equity	$3,765.8	$4,731.2

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	Trailing four quarter average
	2Q20	2Q19
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$2,722.9	$2,782.7
Net operating loss carryforwards	469.1	479.0
Accumulated other comprehensive income	1,180.0	533.8
Common shareholders' equity	$4,372.0	$3,795.5

(7)
The table below summarizes the financial impact of significant items on our 2Q20 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results.

	Three months ended
	June 30, 2020
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$123.8	$40.0	(a)	$72.3
		(91.5)	(a)
Health margin	82.3	—		82.3
Life margin	36.1	5.6	(a)	41.7
Long-term care margin	13.2	—		13.2
Total insurance product margin	255.4	(45.9)		209.5
Allocated expenses	(128.1)	—		(128.1)
Income from insurance products	127.3	(45.9)		81.4
Fee income	5.2	—		5.2
Investment income not allocated to product lines	8.2	—		8.2
Expenses not allocated to product lines	(38.5)	23.5	(b)	(15.0)
Operating earnings before taxes	102.2	(22.4)		79.8
Income tax (expense) benefit on operating income	(22.8)	4.7		(18.1)
Net operating income	$79.4	$(17.7)		$61.7

Net operating income per diluted share	$0.55	$(0.12)		$0.43
___________

(a)
Given our expectation that interest rates will remain low for the long-term, we performed an actuarial unlocking exercise in the second quarter of 2020 to reflect our assumption that average new money rates will remain flat at 4 percent forever. This change and the related impacts to persistency assumptions had a $45.6 million unfavorable impact on pre-tax earnings. As part of the actuarial unlocking exercise, we also changed our assumptions related to the future option costs we incur in providing benefits on fixed index annuities which had a favorable impact on pre-tax earnings of $91.5 million. The impact of these changes in assumptions is summarized below (dollars in millions):

	Line of business
	Fixed index annuities	Fixed interest annuities	Interest- sensitive life	Total
	Favorable (unfavorable)
Impacts of an average new money rate assumption of 4 percent
Insurance policy benefits	$(5.0)	$—	$(7.4)	$(12.4)
Amortization	(25.6)	(9.4)	1.8	(33.2)
Subtotal	(30.6)	(9.4)	(5.6)	(45.6)
Impacts of changes in future option costs
Insurance policy benefits	104.8	—	—	104.8
Amortization	(13.3)	—	—	(13.3)
Subtotal	91.5	—	—	91.5
Impact on pre-tax income	$60.9	$(9.4)	$(5.6)	$45.9
This actuarial unlocking exercise does not replace our comprehensive annual review of all assumptions for our insurance products, which we plan to complete in the fourth quarter of this year. Additional adjustments may be identified based on the results of the comprehensive annual review.

(b)
We increased our liability for claims and interest pursuant to the previously disclosed Global Resolution Agreement entered into in November 2018. Pursuant to this agreement, a third-party auditor is acting on behalf of 41 states and the District of Columbia for the purpose of identifying deceased insureds and contract holders where benefits are payable pursuant to unclaimed property laws. The third-party auditor has provided information that we have processed and verified allowing us to more accurately estimate the ultimate liability pursuant to this agreement.

For further information: CNO News Media, Valerie Dolenga, (312) 396-7688, Valerie.Dolenga@CNOinc.com; CNO Investor Relations, Jennifer Childe, (312) 396-7755, Jennifer.Childe@CNOinc.com